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                                                                    Exhibit 4.18


         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                               _______ Warrants
                                               (Subject to Adjustment as
                                               Provided Herein)

                                               PPN: ______________


                                    N2K INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for value received _________________________________________ or his/its
registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock"), of N2K Inc. a Pennsylvania corporation (the "Company"), at a purchase price of $3.00 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1.       Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $3.00 per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of Common Stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares." This Warrant is issued in connection with that certain letter agreement (the "Agreement") and the Company's 14% Senior Note (the "Note") of even date herewith.


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                  2.       Exercise; Expiration Date

                  2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on July 31, 2004 or if such day shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  3.       Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  4.       Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5.       Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if Holder is an institutional investor or a nominee of an institutional investor, such institutional investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver

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in lieu thereof a new Warrant Certificate representing an equal number of
Warrants.

                  6. Adjustment of Purchase Price and Number of Shares
Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In case the Company shall issue rights, options or warrants or securities convertible into Common Stock to the holders of its shares of Common Stock generally, entitling them to subscribe for or purchase shares of Common Stock at a price per share which (together with the value of the consideration, if any, payable for such rights, options, warrants or convertible securities) is lower on the record date referred to below than the then Market Price Per Share of such Common Stock (as determined pursuant to Section 9.2) the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Price Per Share of such Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities. In the case such subscription price may be paid in consideration, part of which or all of which is in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company.

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                  (c) In case the Company shall distribute to all holders of its shares of Common Stock, or all holders of Common Stock shall otherwise become entitled to receive, shares of capital stock of the Company (other than dividends or distributions on its Common Stock referred to in paragraph (a) above), evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of the Company's capital stock or evidences of its indebtedness (other than any rights, options, warrants or convertible securities referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then Market Price Per Share of the Warrant Shares (as determined pursuant to
         Section 9.2) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the then Market Price Per Share of the Warrant Shares on such record date, less the then fair value (as determined by the Board of Directors of the Company, in good faith) of the portion of the shares of the Company's capital stock other than Common Stock, evidences of indebtedness, or of such rights, options, warrants or convertible securities, distributable with respect to each Warrant Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this Section 6.1(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase

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         Price with respect to the Warrant Shares shall be accordingly adjusted in order to reflect the number of Warrant Shares then and thereafter issuable.

                  6.2 In the event the Company shall declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding any dividend or distribution referred to in Section 6.1(a) or (c) above), the Purchase Price of each Warrant shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 6.2, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

                  6.3 In case the Company shall at any time, or from time to time, until such time that the Company consummates an initial public offering registered under the Securities Act of 1933, as amended, issue any shares of Common Stock or rights to acquire Common Stock (other than shares issued in any transactions covered by paragraph (a) of Section 6.1 hereof), for a consideration per share less than the Purchase Price with respect to the Warrant Shares in effect on the date of such issue, then, forthwith upon such issue, the Purchase Price with respect to the Warrant Shares shall be reduced to a price determined by dividing (a) the sum of (i) the number of shares of Common Stock of the Company outstanding immediately prior to such issue multiplied by the Purchase Price of the Warrant Shares in effect immediately prior to such issue, plus (ii) the consideration, if any, received by the Company upon such issue, by
(b) the number of shares of Common Stock of the Company outstanding immediately after such issue. In order to reflect such adjustment to the Purchase Price, the number of Warrant Shares then purchasable under each Warrant shall be appropriately increased. For the purpose of the above determination, the following provisions shall be applicable:

                  (a) In case the Company shall in any manner issue any options, warrants or other rights to subscribe for or to purchase shares of Common Stock, then, for the purposes of this Section 6.3, (i) all shares which the holders of such rights shall be entitled thereby to subscribe for or purchase shall be deemed to be issued as of the date of issue of such rights, and (ii) the minimum aggregate consideration payable pursuant to such rights for the shares covered thereby, plus the consideration, if any, received by the Company for such rights, shall be deemed to be the consideration actually received by the Company (as of the date of the issue of such rights) for the issue of the total number of shares underlying such rights.

                  (b) In case the Company shall in any manner issue any securities or obligations directly or indirectly convertible into or exchangeable for shares of Common Stock, then, for the purposes of this
         Section 6.3, (i) all shares to which holders of such securities or obligations shall thereby be entitled upon conversion or exchange shall be deemed to be issued as of the date of issue of such securities or obligations, and (ii) the aggregate amount received or receivable by the Company in consideration for the issue of such securities or obligations, plus the

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         minimum aggregate amount of additional consideration, if any, payable upon conversion or exchange of such securities or obligations, shall be deemed to be the consideration actually received (as of the date of the issue of such securities or obligations) for the issue of the total number of shares issuable upon conversion or exchange of such securities or obligations.

                  (c) The consideration received by the Company for any shares of Common Stock, or rights to acquire Common Stock, shall be deemed to be the proceeds received for such shares or rights, excluding cash received on account of accrued interest or accrued dividends and after deducting therefrom any and all commissions and expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares or rights.

                  (d) No adjustment of the Purchase Price of the Warrants Shares shall be made as a result of or in connection with the issuance of any shares of Common Stock, warrants, rights or options to purchase Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with any duly authorized employee stock option plan, stock purchase plan, restricted stock award plan of the Company or similar compensatory plan.

                  (e) For the purposes of this Section 6.3, (i) the term "issue" of shares or securities by the Company shall be deemed to include any issuance, sale or other disposition of shares or securities of the Company, including shares held in the treasury of the Company, (ii) the term "Common Stock" shall include any capital stock of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any liquidation and (iii) in no event shall the Purchase Price with respect to the Warrant Shares be increased, or the number of Warrant Shares purchasable under any Warrant be decreased, as a result of the provisions of this Section 6.3.

                  6.4 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common

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Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.5 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.6 In the event that at any time prior to the expiration of the Warrants and prior to their exercise:

                  (a) the Company shall declare any distribution (other than a cash dividend or a dividend payable in securities of the Company with respect to the Common Stock); or

                  (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

                  (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

                  (d) the Company shall declare a dividend, other than a dividend payable in shares of the Company's own Common Stock; or

                  (e) there shall be any capital change in the Company as set forth in Section 6.1(d); or

                  (f) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to the Holder, not less than 20 days prior to the record date, if any, in connection with such Notification Event (provided, however, that if there is no record date, or if 20 days prior notice is impracticable, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the

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kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

                  6.7 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                  7.       Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of each Warrant and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8.       Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

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                  9.       Fractional Shares and Warrants; Determination of
                           Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the closing price per share of the Company's Common Stock for the trading day immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company.

                  10.      Registration Rights

                  10.1 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission and (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel a current registration statement is not required for such disposition of the shares.

                  10.2 The Company agrees that the Holder shall have the one-time right, exercisable from six months after the effective date of a registration statement covering the Company's Common Stock in its initial public offering (the "IPO Effective Date") until the earlier to occur of (i) the second anniversary of the Expiration Date and (ii) such time that all Warrant Shares may be sold without limitation pursuant to Rule 144 of the Act, upon written notice to the Company, to require that the Company prepare and promptly file a registration statement, as may be required under the Act, in connection

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with the public offering of not less than 75% of the then outstanding Warrants and/or Warrant Shares. In connection therewith, the Company shall be obligated to prepare and file such registration statement within 45 days of receipt of any such initial notice and shall be further obligated to use its best efforts, including the filing of any amendments or supplements thereto, to have any such registration statement declared effective under the Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof; provided, however that, to the extent requested by a representative of the underwriters in the Company's initial public offering, the Company shall not be obligated to declare any registration statement filed pursuant to this
Section 10.2 to be declared effective prior to nine months following the IPO Effective Date. The Company shall also use its best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Act at its expense for such period of time that is not otherwise burdensome to the Company not to exceed nine months; provided, however, if such registration statement is on Form S-2 or S-3 or any equivalent subsequent form, such obligation shall extend until the earlier of such time that all Warrant Shares included in such registration statement are sold and such time that the Warrant Shares may be sold without limitation pursuant to Rule 144 of the Act.

                  10.3 In addition to the rights of the Holder pursuant to
Section 10.2, the Company agrees that, at any time or times hereafter, until the second anniversary of the Expiration Date of the Warrants, as and when it intends to register any of its securities under the Act other than pursuant to a registration requested pursuant to Section 10.2 hereof, whether for its own account and/or on behalf of selling stockholders (except in connection with an offering solely to its employees or on Form S-8 or any subsequent similar form or an offering solely related to an acquisition on a Form S-4 or any subsequent similar form) the Company will notify the Holder of such intention and, upon request from the Holder, will use its best efforts to cause the Warrant Shares designated by the Holder to be registered under the Securities Act. The number of Warrant Shares to be included in such offering may be reduced if and to the extent that the underwriter of securities included in the registration statement and offered by the Company shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the percentage of the reduction of such Warrant Shares shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company. The Company will use its best efforts to keep each such registration statement current for such period of time that is not otherwise burdensome to the Company not to exceed nine months; provided, however, if such registration statement is on Form S-2 or S-3 or any equivalent subsequent form, such obligation shall extend until the earlier of such time that all Warrant Shares included in such registration statement are sold and such time that the Warrant Shares may be sold without limitation pursuant to Rule 144 of the Act.

                  10.4 Any registration statement referred to in subsection 10.2 or 10.3 hereof shall be prepared and processed in accordance with the following terms and conditions:

                  (i) the Holder will cooperate in furnishing promptly to the Company in writing any information requested by the Company in connection with the

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         preparation, filing and processing of such registration statement.

                  (ii) To the extent requested by an underwriter of securities included in the registration statement and offered by the Company, the Holder will defer the sale of Warrant Shares for a period of one hundred and eighty (180) days after the effective date of the registration statement, provided that any principal shareholders of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

                  (iii) The Company will furnish to the Holder such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by the Holder.

                  (iv) The Company will indemnify the Holder (and any officer, director or controlling person of the Holder) and any underwriters acting on behalf of the Holder against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material facts contained in any registration statement filed pursuant hereto, or any document relating thereto, including all amendments and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and will reimburse the Holder (or such other aforementioned parties) or such underwriters for any legal and all other expenses reasonably incurred in accordance with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable where the untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by the Holder or any underwriter obtained by the Holder expressly for use therein, or as a result of the Holder's or any such underwriter's failure to furnish to the Company information duly requested in writing by counsel for the Company specifically for use therein. This indemnity agreement shall be in addition to any other liability the Company may have. The indemnity agreement of the Company contained in this paragraph (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Warrant Shares.

                  (v) The Holder will indemnify the Company (and any officer, director or controlling person of the Company) and any underwriters acting on behalf of the Company against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement filed pursuant hereto, or any document relating thereto, including all amendments, and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and, will reimburse the Company (or such other aforementioned parties) or such underwriters for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the Holder will be liable as aforesaid only to the extent that such untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by the Holder or any underwriter obtained by the Holder expressly for use therein, or as a result of its or such underwriter's failure to furnish the Company with information duly requested in writing by counsel for the Company specifically for use therein. This indemnity agreement contained in this paragraph (v) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Warrant Shares.

                  (vi) Promptly after receipt by an indemnified party under this subsection 10.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, promptly notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection
         10.4. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this subsection 10.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation or out-of-pocket expenses or losses or cost incurred in collaborating in the defense.

                  (vii) Except as set forth in subsection 10.4(viii), the Company shall bear all costs and expenses incident to any registration pursuant to this Section 10.

                  (viii) The Holder shall pay any and all underwriters' discounts, brokerage fees and transfer taxes incident to the sale of any securities sold by such Holder pursuant to this Section 10, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

                  11. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  12. Special Covenants of the Company. At all times prior to the second anniversary of the Expiration Date, so long as such Warrant Shares are outstanding, the Company shall deliver to the Holder:

                  (a)      Financial Reporting: Business Information.

                           (i) Monthly Financial Statements -- prior to the date
                  (the "IPO Date") the Company first offers for sale its Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, as soon as practicable after the end of each monthly fiscal period in each fiscal year of the Company, and in any event within 30 days thereafter:

                                    (A) a consolidated balance sheet as at the
                           end of such month;

                                    (B) a consolidated income statement for such
                           month and for the portion of such fiscal year ending with such month; and

                                    (C) consolidated statements of changes in
                           stockholders' equity and cash flows for such month and for the portion of such fiscal year ending with such month;

                  for the Company, setting forth in each case in comparative form the figures for the corresponding month in the previous fiscal year of the Company, all in reasonable detail, and certified by a senior officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows (subject to changes resulting from year-end adjustments);

                           (ii) Post Initial Public Offering Information -- from
                  and after the IPO Date, promptly upon their becoming available, a copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, and of each regular or periodic report (including, without limitation, each Form 10-Q and Form 10-K) and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company with, or received by the Company in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency; and

                           (iii) Annual Financial Statements -- in the event
                  that the IPO Date does not occur before March 31, 1998, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter,

                                             (i) consolidated balance sheets as
                                    at the end of such year, and

                                             (ii) consolidated statements of
                                    income, changes in shareholders' equity and cash flows for such year, for the Company and its consolidated subsidiaries, setting forth in comparative form the financial statement for the previous fiscal year, all in reasonable detail and accompanied by an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP.

                           (iv) Requested Information -- with reasonable
promptness, such other data and information as from time to time may be reasonably requested by the Holder.

                  (b) Inspection. The Company will permit officers and designated representatives of the Holder, at the expense of the Company at any time when an Event of Default exists, and otherwise at the expense of the Holder, to visit and inspect any of its properties, and to examine its books of account and to make copies and extracts therefrom, and discuss its affairs, finances and accounts with, and be advised as to the same by, its officers and its independent accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company), all upon reasonable notice and at such reasonable times and intervals and to such reasonable extent as the Holder may reasonably request.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this _____ day of ______________, 1997.


                                     N2K Inc.


                                     By: __________________________
                                         Name:
                                         Title:

                                    EXHIBIT A


                               NOTICE OF EXERCISE


                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                               _________________________________
                                               Name of Holder


                                               _________________________________
                                               Signature

                                               Address:

                                               _________________________________

                                               _________________________________

                                               _________________________________


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